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                         BRYAN CAVE LLP
                         245 Park Avenue
                       New York, NY  10167



                       March 13, 1997


Valley National Gases Incorporated
67 43rd Street
Wheeling, WV  26003

     Re:  Public Offering pursuant to Registration Statement
          on Form S-1 Filing No. 333-19973
          --------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Valley National Gases
Incorporated (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,105,000 shares ("Shares") of the common stock of the Company, $.001 par value per share, of which 2,618,000 Shares are being issued by the Company (the "Initial Shares"), 82,000 Shares are being sold by selling shareholders and 405,000 Shares may be sold by the Company solely to cover over-allotments in connection with the offering of the Initial Shares. The Shares are proposed to be sold on the terms and conditions to be set forth in an underwriting agreement by and among the Company, A.G. Edwards & Sons, Inc. and Oppenheimer &
Co., Inc. as representatives of the several underwriters named therein (the "Underwriting Agreement"). In connection with this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity of the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that:

     1. The Company has been duly incorporated and is in good standing under the laws of the State of Pennsylvania.

     2. When the registration statement (the "Registration Statement") on Form S-1 (File No. 333-19973) relating to the Shares has become effective under the Act and the sale of the Shares has been consummated pursuant to the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement, and in the Prospectus that constitutes a part thereof, as the


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Valley National Gases Incorporated
March 13, 1997
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attorneys who will pass upon the validity of the Shares, and to the filing of this opinion as an exhibit to the Registration
Statement.



                        Very truly yours,


                         /s/ Bryan Cave LLP

                         Bryan Cave LLP